EXHIBIT 23


        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Financial Statements" in Post-Effective Amendment No. 12 to the Registration Statement (Form S-1 No. 33-4711) and related Prospectus pertaining to The Lincoln National Life Insurance Company Agents' Savings and Profit-Sharing Plan (the "Plan") dated May 1, 1998, and to the use in such Registration Statement and related Prospectus of our reports dated (a) March 20, 1998, included therein with respect to the financial statements of the Plan as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, and
(b) February 5, 1998, incorporated by reference therein with respect to the consolidated financial statements and schedules of Lincoln National Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                     /S/ ERNST & YOUNG LLP

Fort Wayne, Indiana
April 23, 1998